UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2023

BM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 650

Wayne, PA 19087

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 327-9515

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BMTX	NYSE American LLC
Warrants to purchase Common Stock	BMTX.W	NYSE American LLC

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 20, 2023, BM Technologies, Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”) to consider the proposals as described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2023 (the “Proxy Statement”). A summary of the matters voted upon by the stockholders is set forth below.

Proposal 1

The following individuals, constituting all the nominees named in the Proxy Statement, were elected as Class III directors to serve until the 2026 annual meeting of stockholders and until their successors have been duly elected and qualified. The votes cast at the Annual Meeting were as follows:

Class III Director Nominees	For	Withheld	Broker Non-Votes
Luvleen Sidhu	5,928,073	722,342	2,552,982
Brent Hurley	6,046,265	604,150	2,552,982

Proposal 2

The amendment to the Company’s 2020 Equity Incentive Plan, as further described in the Proxy Statement, was approved by the stockholders. The votes cast at the Annual Meeting were as follows:

For	Against	Withheld	Broker Non-Votes
5,656,122	978,764	15,529	2,552,982

Proposal 3

The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was approved by the stockholders. The votes cast at the Annual Meeting were as follows:

For	Against	Withheld
9,177,225	23,826	2,346

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BM Technologies, Inc.

Dated: June 20, 2023	By:	/s/ Jim Dullinger
Jim Dullinger
Chief Financial Officer

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